Exhibit 10.24

PLEDGE AND SECURITY AGREEMENT

(Joseph P. Mullaney)

THIS PLEDGE AND SECURITY AGREEMENT (the "Personal Guarantor Security Agreement") is made this 8th day of March, 2011, by and between JOSEPH P. Mullaney, who resides at 9 Delaware Road, Medfield, Massachusetts (the "Personal Guarantor"), and ONE CONANT CAPITAL, LLC, with offices at One Post Office Square, Boston, Massachusetts (the "Lender").

RECITALS

WHEREAS, on the date hereof the Lender made two loans to SofTech, Inc. (the “Borrower”) pursuant to that certain (i) $2,900,000 Term Note, dated as of the date herein (the “Term Note”), (ii) $300,000 Revolving Line of Credit Note, date as of the date herein (the “Revolving Note”), (iii) Loan, Pledge and Security Agreement, dated as of the date herein (the “Loan Agreement”), and (iii) other Loan Documents (as defined in the Loan Agreement).

WHEREAS, in partial consideration for, and as an inducement to the Lender to extend credit under the Loan Documents, Personal Guarantor executed that certain Guaranty Agreement, dated as of the date hereof (the "Personal Guaranty").   To secure his guaranty the Personal Guarantor agreed to pledge all of his equity interests in the Borrower, all of his equity interests in Act 3 Technologies, LLC (“Act 3”) and grant a security interest in and lien on certain collateral related to that certain Advisory Agreement, dated as of the date herein by and between the Personal Guarantor and Greenleaf Capital, Inc. (“Greenleaf Capital”).

WHEREAS, the Personal Guarantor is a shareholder of Borrower, and as such shall receive substantial benefits from Lender’s loan to Borrower under the Loan Documents. The Personal Guarantor acknowledges that Lender would not have made loans to Borrower and entered into the Loan Documents but for Personal Guarantor’s execution of the Personal Guaranty and this Personal Guaranty Security Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises of this Personal Guarantor Security Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1

Definitions.  Capitalized terms that are not otherwise defined herein or in Exhibit 1.1 shall have the meaning set forth in the Loan Agreement.  Capitalized terms that not otherwise defined herein or in the Loan Agreement shall have the meaning set forth in the Uniform Commercial Code.   If there is a conflict between a definition herein and a definition in the Loan Agreement the definition in the Loan Agreement shall control.

SECTION 2

PLEDGE OF SECURITIES

2.1

The Personal Guarantor pledges, assigns and delivers to Lender and grants to Lender a security interest in all Act 3 Shares and SofTech Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing (collectively the “Pledged Shares”), as security for the prompt performance of all debt, indebtedness, agreements, obligations and warranties in the Personal Guaranty.

2.2

The certificate or certificates for the securities included in the Pledged Shares, together with all stock powers, substantially similar to the form stock power attached hereto as Exhibit 2.2, shall be executed in blank by the Personal Guarantor and together with this Personal Guarantor Security Agreement delivered to the Lender.

2.3

The Borrower shall cause its books to reflect the Personal Guarantor’s pledge of the SofTech Shares herein.

2.4

Within one hundred and twenty (120) days of the Closing Date the Personal Guarantor shall use his commercially reasonable efforts to obtain written consents from all other members of Act 3, which approve the Personal Guarantor’s pledge of his membership interests herein, and further approve the transfer of such membership interests to the Lender, or Lender’s designee, following a foreclosure of the Lender’s lien on the Personal Guarantor’s membership interest, and sale of such membership interests.  If the Personal Guarantor can not deliver all such written consents, within one hundred and twenty (120) days of the Closing Date, the Personal Guarantor shall grant the Lender a security interest in alternative collateral, acceptable to the Lender, which has a market value equal to or more then the value of the Personal Guarantor’s membership interests in Act 3 as of the date of this Personal Guarantor Security Agreement.

2.5

Upon the occurrence of an Event of Default under this Personal Guarantor Security Agreement, the Personal Guaranty or any of the other Loan Documents, the Lender may effect the transfer of any securities included in the Pledged Shares into the name of Lender and cause new certificates representing such securities to be issued in the name of Lender.  The Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Lender may reasonably request to perfect or continue the perfection of Lender’s security interest in the Pledged Shares.

2.6

Secured Obligations.  The pledge and security interest granted herein secures the payment and performance of any and all amounts due under the Personal Guaranty.

SECTION 3

GRANT OF SECURITY INTEREST and

ASSIGNMENT OF RIGHTS AND INTERESTS

3.1

Grant of Security Interest and Assignment of Rights and Interests.  The Personal  Guarantor hereby grants to the Lender a security interest in, and a lien on all of the following collateral related to that certain Advisory Agreement, dated as of September 15, 2009t, by and between the Personal Guarantor and Greenleaf Capital (the “Advisory Agreement”): all (a) accounts (b) general intangibles, (c) chattel paper, (d) instruments, (e) payment intangibles, (f) insurance and insurance proceeds, (g) contracts and contract rights, including all retainage under such contracts, (h) Intellectual Property, including without limitation all source code, (i) chattel paper, (j) electronic chattel paper, (k) causes of action and Commercial Tort Claims, (l) all supporting obligations, (m) all funds on deposit with or under the control of Lender or its agents or correspondents, (n) all notes, documents, agreements and other writings that evidence a loan or other financial obligation owed to the Personal Guarantor, (o) all parts, replacements, substitutions, profits, products and cash and non-cash proceeds of any of the foregoing (including insurance proceeds, of any kind, including those payable by reason of loss or damage thereto) in any form and wherever located, and (p) all written or electronically recorded books and records relating that relate in any way to the Advisory Agreement, wherever located and whether now owned by the Personal Guarantor, or hereafter acquired (collectively, together with the Pledged Shares, the “Personal Guarantor Collateral”).  A complete list of all Commercial Tort Claims is set forth in Exhibit 3.1.

3.2

Deposit Account.  On the date hereof the Personal Guarantor shall open a deposit account at Danvers Bank (the “Personal Guarantor Deposit Account”).  The Personal Guarantor hereby grants the Lender a security interest in the Personal Guarantor Deposit Account, and in all funds, monies, securities and assets held or maintained in such Account.  The Personal Guarantor shall deposit all funds paid to the Personal Guarantor under the Advisory Agreement, immediately following their receipt.  The Personal Guarantor shall have no authority to withdraw funds, monies, securities or assets from the Personal Guarantor Deposit Account, and shall exercise no control over such Account.  All interest that is earned on the Personal Guarantor Deposit Account shall be transferred to the Personal Guarantor.  The Personal Guarantor Deposit Account, and all funds, monies, securities and assets therein shall be held as security collateral until the Personal Guaranty and this Personal Guarantor Security Agreement are terminated.

3.3

Secured Obligations.  The security interest granted herein secures the payment and performance of any and all amounts due under the Personal Guaranty.

SECTION 4

REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1

The Personal Guarantor represents and warrants to and covenants with Lender that:

(A)

The Pledged Shares are owned by Personal Guarantor, and all such Pledged Shares are free and clear of any security interests, liens or encumbrances.

(B)

Personal Guarantor has full power and authority to create a first lien on the Pledged Shares and Personal Guarantor Collateral in favor of Lender.

(C)

No disability or contractual obligation exists which would prohibit the Personal Guarantor from pledging the Pledged Shares pursuant to this Personal Guarantor Security Agreement.

(D)

Personal Guarantor will not assign, create or permit to exist any other claim to, lien or encumbrance upon, or security interest in any of the Pledged Shares or Personal Guarantor Collateral.

(E)

There are no subscriptions, warrants or other options exercisable with respect to the Pledged Shares.

(F)

The Pledged Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

(G)

The Pledged Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Personal Guarantor does not know of any grounds for the institution of any such proceedings.

(H)

There are no defaults or breaches under the Advisory Agreement.

(I)

The Advisory Agreement is not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Personal Guarantor does not know of any grounds for the institution of any such proceedings.

4.2

All the above representations, warranties and covenants shall survive the making of this Personal Guarantor Security Agreement.

SECTION 5

RIGHTS PRIOR TO DEFAULT

5.1

Voting Prior to Default.  Unless an event of default as defined herein, or an Event of Default under the Personal Guaranty or any of the Loan Documents, shall have occurred and be continuing, the Personal Guarantor shall be entitled to exercise any voting rights with respect to the Pledged Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Personal Guarantor Security Agreement or which would constitute or create any violation of any of such terms.

5.2

Dividends and Payments.  The Personal Guarantor shall not be entitled to receive any dividends, distributions, stock splits, options, warrants, phantom stock or other form of remuneration paid to, on account of or on behalf of an owner or holder of the Pledged Shares (collectively "Distributions"), without the prior written consent of the Lender.  If, following Lender's written consent, Distributions are paid to the Personal Guarantor, upon an Event of Default all subsequent Distributions during a continuing Event of Default shall be paid to Lender, and Borrower shall agree to pay to Lender all Distributions during a continuing Event of Default.  If Distributions are to be paid to Lender and the Personal Guarantor receives a Distribution, prior to or following an Event of Default, the Personal Guarantor shall segregate such Distribution and not commingle it with his other assets, hold such Distribution in trust for the benefit of Lender and immediately transfer and turnover such Distribution to Lender.

SECTION 6

EVENTS OF DEFAULT

The Personal Guarantor shall be in default under this Personal Guarantor Security Agreement, the Personal Guaranty and all other Loan Documents, if any one or more of the following events occurs:

6.1

Guaranty.  There is an existing Event of Default under the Personal Guaranty, or under any of the Loan Documents.

6.2

Payments.  The Borrower fails to pay any amount due under any of the Loan Documents (whether monthly, at maturity, by notice of intention to prepay, or otherwise).

6.3

Covenants.  The Borrower fails to observe or perform any non-monetary term, condition or covenant set forth in the Loan Agreement, or any other Loan Document, beyond any applicable cure period.

6.4

Covenants.  The Personal Guarantor fails to observe or perform any non-monetary term, condition or covenant set forth in this Personal Guarantor Security Agreement or the Personal Guaranty, beyond any applicable cure period.

6.5

Representations, Warranties.  Any representation or warranty made or deemed to be made by the Borrower in any of the Loan Documents, or in any exhibit, schedule, report or certificate delivered pursuant hereto or thereto, shall be or have been false, misleading or incorrect in any material respect.

6.6

Representations, Warranties.  Any representation or warranty made or deemed to be made by the Personal Guarantor in this Personal Guarantor Security Agreement or the Personal Guaranty, or in any exhibit, schedule, report or certificate delivered pursuant hereto or thereto, shall be or have been false, misleading or incorrect in any material respect.

6.7

Other Agreements.  Any other obligation now or hereafter owed by the  Personal Guarantor to the Lender shall be in default and not cured within the applicable grace period, if any.

6.8

Bankruptcy.  If the Personal Guarantor makes an assignment for the benefit of creditors, files a petition in Bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or trustee, commences any proceeding relating to himself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, has commenced against him any such proceeding which remains undismissed for a period of sixty (60) days, or indicates his consent to, approval of or acquiescence in any such proceeding, or any receiver of or trustee for the Personal Guarantor or any substantial part of the property of the Personal Guarantor is appointed, or if any such receivership or trusteeship continues undischarged for a period of forty-five (45) days.

6.9

Loss, Theft or Damage.  There shall occur any loss, theft, damage or destruction of any Personal Guarantor Collateral, which loss is not fully insured, less applicable deductibles, and which has a Material Adverse Change.

6.10

Payment Defaults.  The Personal Guarantor shall (i) fail to pay when due any Indebtedness for Borrowed Money which singularly or in the aggregate exceeds one hundred thousand dollars ($100,000), and such failure shall continue beyond any applicable cure period, or (ii) suffer to exist any default or event of default in the performance or observance, subject to any applicable grace period, of any agreement, term, condition or covenant with respect to any agreement or document relating to Indebtedness for borrowed money if the effect of such default is to permit, with the giving of notice or passage of time or both, the holders thereof, or any trustee or agent for said holders, to terminate or suspend any commitment to lend money or to cause or declare any portion of any borrowings thereunder to become due and payable prior to the date on which it would otherwise be due and payable, provided that during any applicable cure period the Lender’s obligations hereunder to make further loans to the Borrower shall be suspended.

6.11

Judgments.  Any judgment against the Personal Guarantor or his assets or property for amounts in excess of one hundred thousand dollars ($100,000) in the aggregate, remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of thirty (30) days.

6.12

Attachments. Any assets of the Personal Guarantor shall be subject to attachment, levy, or garnishment for amounts in excess of ten thousand dollars ($10,000) in the aggregate which have not been dissolved or satisfied within thirty (30) days after service of notice thereof to such Personal Guarantor.

6.13

Security Interests.  Any security interest created pursuant to this Personal Guarantor Security Agreement or any Loan Document shall cease to be in full force and effect, or shall cease in any material respect to give the Lender the Liens, rights, powers and privileges purported to be created thereby (including without limitation, a perfected security interest in, and Lien on, all of the Personal Guarantor Collateral), superior to and prior to the rights of all third Persons, and subject to no other Liens, except for Liens authorized by the Lender in writing.

6.14

Criminal Acts.  The conviction of the Personal Guarantor for a felony offense under federal or state law, and if such conviction will or may reasonably be expected to have a Material Adverse Effect.

6.15

Injunction.  Entry of a court order that enjoins, restrains or in any way materially interferes with the Personal Guarantor’s ownership, use, occupation or management of any of his assets, which order has not been overturned, vacated or repealed within fifteen (15) Business Days following its entry.

SECTION 7

REMEDIES

If any Event Default shall occur and is continuing, under this Personal Guarantor Security Agreement, the Lender may, without notice to any or all of the Personal Guarantor, at its option, take any or all of the following actions.

7.1

Declare immediately due and payable all amounts due under the Personal Guaranty and all Loan Documents.

7.2

Exercise any right, power or remedy permitted by law or as set forth in any of the Personal Guaranty and/or the Loan Documents.

7.3

Foreclose all security interests on the Pledged Shares and Personal Guarantor Collateral.

7.4

If requested by the Lender, the Personal Guarantor will promptly assemble the Pledged Shares and Personal Guarantor Collateral and make it available to the Lender at a place to be designated by The Lender.

7.5

The Personal Guarantor shall be liable for any deficiencies in the event the proceeds of the disposition of the Pledged Shares and/or Personal Guarantor Collateral do not satisfy the Indebtedness in full.

7.6

Without waiving, modifying or amending any of its other rights hereunder or under any other Loan Document, or under applicable law, the Lender shall have all rights and remedies of a secured party under the Uniform Commercial Code, and such other rights and remedies as may be available hereunder, under other applicable law or pursuant to contract.

7.7

The Personal Guarantor agrees that any notice by the Lender of the sale or disposition of the Pledged Shares and/or Personal Guarantor Collateral or any other intended action hereunder, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to the Personal Guarantor if the notice is mailed to the Personal Guarantor by regular or certified mail, postage prepaid, at least five (5) days before the action to be taken.

7.8

The Lender may demand, collect and sue for all amounts owed pursuant to Accounts, general intangibles, chattel paper or for proceeds of any Pledged Shares or Personal Guarantor Collateral (either in the Personal Guarantor’ names or the Lender's name at the latter's option), with the right to enforce, compromise, settle or discharge any such amounts in its sole and absolute discretion.

7.9

[Reserved].

7.10

During a continuing Event of Default, the Personal Guarantor authorizes the Lender to collect and apply against the Indebtedness when due any cash or deposit accounts in Lender’s possession, and any refund of insurance premiums or any insurance proceeds payable on account of the loss or damage to any of the Personal Guarantor Collateral and irrevocably appoints the Lender as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds.

7.11

No remedy shall be exclusive of other remedies or impair the right of the Lender to exercise any other remedies.

7.12

The Personal Guarantor waives any and all rights he may have to require marshaling of his assets and/or claims.

7.13

[Reserved].

7.14

After deducting all costs and expenses of collection, storage, custody, sale or other disposition and delivery (including legal costs and attorneys’ fees) and all other charges against the Personal Guarantor Collateral, the residue of the proceeds of any such sale or disposition shall be applied to the payment of the Indebtedness.  If the proceeds of any sale, lease or other disposition of the Personal Guarantor Collateral hereunder are insufficient to pay all of the Indebtedness, in full, the Personal Guarantor will be liable for the deficiency, together with interest thereon at the maximum rate provided in the Loan Documents, and the cost and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, reasonable attorney’s fees, expenses and disbursements.

7.15

The Personal Guarantor hereby waive presentment, demand, notice, protest and, except as is otherwise provided herein, all other demands and notices in connection with this Personal Guarantor Security Agreement, or the enforcement of the Lender’s rights hereunder or in connection with any Loan Document or any Personal Guarantor Collateral.  The Personal Guarantor consent to and waive notice of the granting of renewals, extensions of time for payment or other indulgences to the Personal Guarantor or to any account debtor in respect of any account receivable or to any other third party, or substitution, release or surrender of any Personal Guarantor Collateral, the addition or release of persons primarily or secondarily liable on any Indebtedness or on any account receivable or other Personal Guarantor Collateral, the acceptance of partial payments on any Indebtedness or on any account receivable or other Personal Guarantor Collateral and/or the settlement or compromise thereof.  No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder.  Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. The Personal Guarantor’ waivers under this Section have been made voluntarily, intelligently and knowingly and after the Personal Guarantor has been apprised and counseled by its attorneys as to the nature thereof and its possible alternative rights.

7.16

The Personal Guarantor recognize that Lender may be unable to effect a public sale of all or a part of the Pledged Shares by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Act”), so that Lender may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Shares for their own account, for investment and without a view to the distribution or resale thereof.  The Personal Guarantor understand that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Shares were sold at public sales, and agrees that Lender has no obligation to delay the sale of any of the Pledged Shares for the period of time necessary (even if Lender would agree), to register such securities for sale under the Act.  Personal Guarantor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

7.17

After the sale of any of the Pledged Shares and/or Personal Guarantor Collateral, Lender may deduct all reasonable fees and expenses, including without limitation attorney’s fees, for preserving, collecting, selling and delivering the Pledged Shares, and for enforcing its rights with respect to the Indebtedness, and shall apply the residue of the proceeds to the Indebtedness in such manner as Lender in its reasonable discretion shall determine, and shall pay the balance, if any to Personal Guarantor.

SECTION 8

MISCELLANEOUS PROVISIONS

8.1

Continuing Obligation to Cooperate.  The Personal Guarantor agrees to execute and deliver to the Lender all such other and further instruments and documents and take or cause to be taken all such other and further action as the Lender may reasonably request in order to effect and confirm or vest more securely in the Lender all rights contemplated in this Personal Guarantor Security Agreement.

8.2

Amendments.  This Personal Guarantor Security Agreement may be amended only by an instrument in writing and duly signed by the Lender and the Personal Guarantor.

8.3

Enforceability.  If any provisions of this Personal Guarantor Security Agreement shall be held to be illegal or unenforceable, such illegality or unenforceability shall relate solely to such provision and shall not affect the remainder of this Personal Guarantor Security Agreement.

8.4

Venue.  The Personal Guarantor and Lender agree that any action or proceeding to enforce or arising out of this Personal Guarantor Security Agreement may be commenced in any federal or state court of the Commonwealth of Massachusetts sitting in the county of Suffolk.

8.5

Service of Process.  The Personal Guarantor waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and confer personal jurisdiction if served by registered or certified mail, or as otherwise provided by the laws of the Commonwealth of Massachusetts or the United States of America.

8.6

No Waiver, Remedies Cumulative.   No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under the Personal Guaranty or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  All rights and remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.

8.7

Survival of Representations.   All representations, warranties and covenants made herein shall survive the grant of a security interest hereunder, making of the loans under the Loan Agreement and the delivery of the Loan Documents, and shall continue in full force and effect so long as any Indebtedness is outstanding, there exists any commitment by Lender to the Personal Guarantor, and until this Personal Guarantor Security Agreement is terminated.

8.8

Participations.  The Personal Guarantor acknowledges and agrees that the Lender may at any time: (a) grant participations in all or any portion of the Note or of its right, title and interest therein or in or to this Personal Guarantor Security Agreement (collectively "Participations") to any other lending office or to any other Lender, lending institution or other entity which has the requisite sophistication to evaluate the merits and risks of investments in Participations (the "Participants").  All amounts payable by the Personal Guarantor shall be determined as if the Lender had not granted such Participation.  Any agreement pursuant to which the Lender grants a Participation shall provide that the Lender retains the sole right and responsibility to enforce the obligations of the Personal Guarantor, including without limitation the right to approve any amendment, modification or waiver of any provisions of this Personal Guarantor Security Agreement.

8.9

Indemnity.   In addition to all other Indebtedness, the Personal Guarantor agrees to defend, protect, indemnify and hold harmless the Lender, and all of its respective Affiliates, Subsidiaries, officers, directors, employees, attorneys, accountants, consultants, agents and any controlling Persons (collectively the “Indemnified Parties”) from and against any and all losses, claims, damages, liabilities, obligations, penalties, fees, costs, expenses and settlement agreements, joint and several (including, without limitation, reasonable attorneys’ and paralegals’ fees, costs and expenses) incurred by any of the Indemnified Parties, whether prior to or from and after the date hereof, as a result of or arising from or relating to (i) any due diligence effort (including, without limitation, public record search, recording fees, examinations and investigations of the properties of the Personal Guarantor, and the Personal Guarantor Collateral), negotiation, preparation, execution and/or performance of the Personal Guaranty or any of the Loan Documents or of any document executed in connection with the transactions contemplated thereby and the perfection of Lender’s Liens in the Personal Guarantor Collateral, and any and all amendments, modifications, and supplements of any of the Loan Documents or restructuring of the Indebtedness, (ii) any suit, investigation, action or proceeding by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, regulation or common law principle, arising from or in connection with any of the Loan Documents and/or Lender’s furnishing of funds to the Borrower, (iii) the Lender’s preservation, administration and enforcement of its rights under the Personal Guaranty and Loan Documents and applicable law, including the reasonable fees to collect the outstanding Indebtedness, including but not limited to attorneys fees and disbursements, whether suit be brought or not and whether incurred at trial or on appeal, and all costs of repossession, storage, disposition, protection and collection of Collateral, (iv) periodic field exams, audits and appraisals performed by the Lender, as permitted herein; and/or (v) any matter relating to the financing transactions contemplated by the Loan Documents or by any document executed in connection with the transactions contemplated thereby, other than for such loss, damage, liability, obligation, penalty, fee, cost or expense, any of which arise from an Indemnified Parties’ gross negligence or willful misconduct.  No Indemnified Party shall be liable for any direct or consequential damages that arise from or are related to this Personal Guarantor Security Agreement, the Personal Guaranty or any of the Loan Documents.  All obligations for indemnification hereunder for all of the foregoing losses, damages, liabilities, obligations, penalties, fees, costs and expenses shall be part of the Indebtedness, secured by the Personal Guarantor Collateral, and chargeable against the loan accounts of the Personal Guarantor.  The indemnity herein shall survive the termination of this Personal Guarantor Security Agreement.

8.10

Tax Obligations.  If Personal Guarantor should fail to pay any tax or other amount required by this Personal Guarantor Security Agreement to be paid or which may be reasonably necessary to protect or preserve any Personal Guarantor Collateral, the Lender may make such payment and the amount thereof shall be payable on demand, shall bear interest at the Default Rate from the date of payment by the Lender until paid and shall be deemed to be Indebtedness entitled to the benefit and security of the Loan Documents.  The Personal Guarantor agrees to pay and save the Lender harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Loan, whether originally thought to be due or not.  The agreement herein shall survive the termination of this Personal Guarantor Security Agreement.

8.11

Reinstatement.  Notwithstanding anything herein to the contrary, this Personal Guarantor Security Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Lender in respect of the Indebtedness is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, Bankruptcy, dissolution, liquidation or reorganization of any one of the Personal Guarantor, or upon the appointment of any receiver, assignee, intervener or conservator of, or trustee or similar official for, any of the Personal Guarantor or any substantial part of his properties, or otherwise, all as though such payments had not been made.

8.12

Notices.   Any notice or other communication hereunder, or under any Loan Document, to any party hereto or thereto shall be by hand delivery, overnight delivery, facsimile, telegram, telex or registered or certified mail and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, telexed, faxed or three (3) Business Days after having been deposited in the mails, postage prepaid, addressed to the party at its address specified in Exhibit 8.12 (or at any other address that the party may hereafter specify to the other parties in writing).

8.13

Governing Law.   This Personal Guarantor Security Agreement shall be deemed contracts made under the laws of the Commonwealth of Massachusetts, and shall be governed by and construed in accordance with the laws of said state (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction).

8.14

Successors.   This Personal Guarantor Security Agreement shall be binding upon and shall inure to the benefit of the Lender, and their respective successors and assigns.

8.15

Assignment.  The Personal Guarantor may not assign any of his rights, obligations, covenants, representations, warranties, duties or responsibilities hereunder.  Any such assignment shall be void.  The Lender may assign all or part of its rights hereunder, at any time.  The Lender shall notify the Borrower of an assignment of Lender’s interests.

8.16

Counterparts.   This Personal Guarantor Security Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile or other electronic transmission), each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

8.17

Exhibits.  The exhibits annexed hereto are the only exhibits to be annexed to this Personal Guarantor Security Agreement, and the material contained therein shall be incorporated herein.

8.18

Captions.  The captions herein contained are inserted as a matter of convenience only and such captions do not form a part of this Personal Guarantor Security Agreement and shall not be utilized in the construction hereof.

8.19

Powers.   All powers of attorney granted to the Lender are coupled with an interest and are irrevocable.

8.20

Approvals.   If this Personal Guarantor Security Agreement calls for the approval or consent of the Lender, such approval or consent may be given or withheld in the discretion of the Lender unless otherwise specified herein.

8.21

No Punitive Damages.   Each party agrees that it shall not have a remedy of punitive or exemplary damages against the other and hereby waives any right or claim to punitive or exemplary damages it may have now or which may arise in the future in connection with any dispute.

8.22

Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PERSONAL GUARANTOR SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS PERSONAL GUARANTOR SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

8.23

[Reserved]

8.24

[Reserved]

8.25

Waiver of Certain Defenses. All rights of the Lender and all obligations of the Personal Guarantor hereunder shall be absolute and unconditional irrespective of (i) any change in the time, manner or place of payment of, or any other term of, all or any of the Indebtedness, or any other amendment or waiver of or any consent to any departure from any provision hereunder, (ii) any exchange, release or non-perfection of any other collateral given as security for the Indebtedness, or any release or amendment or waiver of or consent to departure from any Personal Guaranty for all or any of the Indebtedness, or (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of the Personal Guarantor, or any third party, other than payment and performance in full of the Indebtedness, except as otherwise agreed to by the Lender, in writing.

8.26

No Fiduciary Relationship. No provision in this Personal Guarantor Security Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by the Lender to the Personal Guarantor.

8.27

Lender’s Rights.  Nothing in this Personal Guarantor Security Agreement shall be deemed a waiver or prohibition of the Lender's right of a lien, right of offset or right of setoff.

8.28

Termination.  This Personal Guarantor Security Agreement shall terminate upon termination of the Personal Guaranty.

8.29

Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Personal Guarantor Security Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Personal Guarantor Security Agreement and (e) the word “asset” shall be construed to the have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

8.30

Entire Agreement. This Personal Guarantor Security Agreement constitutes the entire understanding of the parties hereto as of the date hereof with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect hereto or thereto.

[Remainder of the page is blank.  Signatures appear on the following page.]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Personal Guaranty Security Agreement as of the day and year first above written.

PERSONAL GUARANTOR

/s/ Joseph P. Mullaney

Joseph P. Mullaney

THE LENDER

ONE CONANT CAPITAL, LLC

/s/ Barbara Flight

Barbara Flight

Its Senior Vice President

Acknowledged, and with respect to the relevant Sections that only apply to it, dated as of the date first above written.

SOFTECH, INC.

/s/ Jean Croteau

Jean Croteau

Its Chief Executive Officer

[Personal Guarantor Security Agreement Signature Page]

EXHIBIT  1.1

Definitions

“Act 3 Shares” means for Act 3 Technologies, LLC all certificated and uncertificated securities, equity interests, membership interests, instruments, ownership rights, or distributions of any kind issuable, issued, owned, held or received by Joseph P. Mullaney, and his successors and assigns, including, but not limited to, all distributions, dividends, stock or equity dividends, stock or equity splits, reclassifications, reorganizations, mergers, consolidations, sales of assets or other exchange of securities, membership interests, interests or other distributions of any kind upon or with respect to the Act 3 Shares.

“SofTech Shares” means for SofTech, Inc. all certificated and uncertificated securities, equity interests, membership interests, instruments, ownership rights, or distributions of any kind issuable, issued, owned, held or received by Joseph P. Mullaney, and his successors and assigns pursuant to that certain Securities Purchase Agreement dated as of the date hereof among SofTech, inc., Joseph P. Mullaney and the other purchase parties thereto, including, but not limited to, all distributions, dividends, stock or equity dividends, stock or equity splits, reclassifications, reorganizations, mergers, consolidations, sales of assets or other exchange of securities, membership interests, interests or other distributions of any kind upon or with respect to the SofTech Shares.

EXHIBIT 2.2

Stock Powers

EQUITY INTEREST ASSIGNMENT SEPARATE

FROM CERTIFICATE(S)

In consideration of $__________________________,  Joseph P. Mullaney does hereby sell, assign and transfer unto __________________________________________ all of Mr. Mullaney’s right, title and interest in ______________________ (__________) shares of common stock in SofTech, Inc., standing in Mr. Mullaney’s name on  the books of SofTech, Inc., represented by Certificate Number ______, and does hereby irrevocably constitute and appoint ____________________________________________________________ attorney to transfer the said stock on the books of SofTech, Inc. with full power of substitution in the premises.

______________________________________

Joseph P. Mullaney

Date: March ____, 2011

Witnessed

______________________________

Name:_________________________

Date: March ____, 2011

EXHIBIT 3.1

List of Commercial Tort Claims

1.

None

[Remainder of the page is blank.]

EXHIBIT 8.12

Notice Addresses

If to the Senior Lender:

Barbara Flight

Senior Vice President

One Conant Capital, LLC

One Post Office Square, Suite 3710

Boston, Massachusetts 02109

with a copy to:

Sean W. Gilligan, Esq.

Gesmer Updegrove LLP

40 Broad Street

Boston, Massachusetts 02110

If to Personal Guarantor:

Joseph P. Mullaney

9 Delaware Road

Medfield, Massachusetts 02052

with a copy to:

Matthew Gardella, Esq.

Matthew McTygue, Esq.

Edwards, Angel, Palmer & Dodge LLP

111 Huntington Avenue

Boston, Massachusetts 02199